Exhibit 10.20A

March 12, 2001

Mr. Jim Ross

Re:	World Wrestling Entertainment, Inc. f/k/a Titan Sports, Inc. (“WWE”) -w- Jim Ross/Amendment to Employee Agreement

Dear Jim:

Reference is made to that certain agreement between the parties made effective as of October 29, 1996 (“Agreement”), for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties have agreed to amend the Agreement as follows (“First Amendment”).

1.	The parties hereby agree to amend paragraph 4 entitled “Compensation” to add the following subparagraph (d):

“ (d) With regard to that certain book entitled “Can You Take the Heat” (“Cookbook”), (i) Employee shall be paid twenty-five percent (25%) of the Cookbook’s Net Receipts received by WWE. The Cookbook’s Net Receipts means the gross amount received by WWE less expenses incurred by WWE or its licensing agent for the Cookbook; (ii) Employee shall be paid five percent (5%) of the Direct Sales Net Receipts derived by WWE. The Cookbook’s Direct Sales Net Receipts means the gross amount received by WWE for direct sales of the Cookbook after deduction of local taxes and applicable arena commissions allocated for concession sales and cost of goods; and (iii) Net Receipts and Direct Sales Net Receipts shall be payable post termination or expiration of the Agreement and shall be payable to Employee’s heirs post death.”

2.	All terms not defined herein shall have the same meaning given them in the Agreement. Except as expressly or by necessary implication modified hereby, the terms and conditions of the Agreement are hereby ratified and confirmed without limitation or exception.

Please confirm your acceptance of this First Amendment as set forth above by signing and notarizing in the space provided on each of the enclosed two (2) copies and return them to me. One (1) fully executed copy will be returned to you for your files. Thank you in advance for your prompt attention to this matter.

ACKNOWLEDGED AND AGREED:

WORLD WRESTLING		JIM ROSS
ENTERTAINMENT, INC.
(“WWE”)

By:	/s/ Edward L. Kaufman	By:	/s/ Jim Ross

	Edward L. Kaufman		Jim Ross
Senior Vice President and General Counsel